ETF Opportunities Trust 485BPOS

Exhibit 99.(h)(82)

AMENDMENT NO. 24 TO

SERVICES AGREEMENT

This AMENDMENT No. 24 (“Amendment”) is made as of June 19, 2025 by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by renaming and adding the Funds to the portfolio of the Client listed in Amendment A.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Annex 1 – List of Funds.

a.	Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	June 19, 2025

CITIBANK, N.A.

By:

Name:	Christopher Ravn

Title:	CBNA VP

Date:	June 19, 2025

CITI FUND SERVICES OHIO, INC.

By:

Name:	John Danko

Title:	President

Date:	June 19, 2025

Amendment A

List of Funds to remove for ETF Opportunities Trust

Rex 2x Long SNOW Daily Target ETF

T-Rex 2x Long GME Daily Target ETF

Tuttle Capital Shareholders First Index ETF

T-REX 2X Long BULL Daily Target ETF

T-REX 2X Long DKNG Daily Target ETF

T-REX 2X Long SMR Daily Target ETF

T-REX 2X Long CRWV Daily Target ETF

T-REX 2X Long XXI Daily Target ETF

T-REX 2X Long AI Daily Target ETF

List of Funds to add for ETF Opportunities Trust

Golden Eagle Dynamic Hypergrowth ETF

T-REX 2X Long AVAV Daily Target ETF

T-REX 2X Long AFRM Daily Target ETF

T-REX 2X Long ACHR Daily Target ETF

T-REX 2X Long AUR Daily Target ETF

T-REX 2X Long AXON Daily Target ETF

T-REX 2X Long GOLD Daily Target ETF

T-REX 2X Long BBAI Daily Target ETF

T-REX 2X Long BKNG Daily Target ETF

T-REX 2X Long CVNA Daily Target ETF

T-REX 2X Long CEG Daily Target ETF

T-REX 2X Long DDOG Daily Target ETF

T-REX 2X Long WGS Daily Target ETF

T-REX 2X Long DNA Daily Target ETF

T-REX 2X Long KTOS Daily Target ETF

T-REX 2X Long OKLO Daily Target ETF

T-REX 2X Long QUBT Daily Target ETF

T-REX 2X Long RXRX Daily Target ETF

T-REX 2X Long TEM Daily Target ETF

T-REX 2X Long TTD Daily Target ETF

T-REX 2X Long UPXI Daily Target ETF

T-REX 2X Long UPST Daily Target ETF

T-REX 2X Long SOUN Daily Target ETF

T-REX 2X Long SMLR Daily Target ETF

T-REX 2X Long GLXY Daily Target ETF

T-REX 2X Long DUOL Daily Target ETF

T-REX 2X Long CRCL Daily Target ETF

Annex 1 – Schedule 2 to Services Agreement

List of Funds

1.	American Conservative Values ETF

2.	American Conservative Values Small-Cap ETF

3.	Formidable ETF

4.	Formidable Dividend and Income ETF

5.	Formidable Fortress ETF

6.	Applied Finance Valuation Large Cap ETF

7.	Kingsbarn Tactical Bond ETF

8.	The WealthTrust DBS Long Term Growth ETF

9.	Kingsbarn Dividend Opportunity ETF

10.	Cultivar ETF

11.	Tuttle Capital 2X DBMF ETF

12.	T-Rex 2X Long Tesla Daily Target ETF

13.	T-Rex 2X Inverse Tesla Daily Target ETF

14.	T-Rex 2X Long NVIDIA Daily Target ETF

15.	T-Rex 2X Inverse NVIDIA Daily Target ETF

16.	LAFFER|TENGLER Equity Income ETF

17.	REX IncomeMax AMD Strategy ETF

18.	REX IncomeMax AMZN Strategy ETF

19.	REX IncomeMax TSLA Strategy ETF

20.	REX IncomeMax BIIB Strategy ETF

21.	REX IncomeMax DIS Strategy ETF

22.	REX IncomeMax EEM Strategy ETF

23.	REX IncomeMax GDXJ Strategy ETF

24.	REX IncomeMax GOOG Strategy ETF

25.	REX IncomeMax META Strategy ETF

26.	REX IncomeMax MSFT Strategy ETF

27.	REX IncomeMax MSTR Strategy ETF

28.	REX IncomeMax PYPL Strategy ETF

29.	REX IncomeMax SLV Strategy ETF

30.	REX IncomeMax SMH Strategy ETF

31.	REX IncomeMax SNOW Strategy ETF

32.	REX IncomeMax TLRY Strategy ETF

33.	REX IncomeMax V Strategy ETF

34.	REX IncomeMax UNG Strategy ETF

35.	REX IncomeMax USO Strategy ETF

36.	REX FANG REX FANG & Innovation Equity Premium Income ETF

37.	REX AI Equity Premium Income ETF

38.	Tuttle Capital Daily 2X Inverse Regional Banks ETF

39.	Tuttle Capital Daily 2X Long AI ETF

40.	Tuttle Capital Daily 2X Inverse AI ETF

41.	Brendan Wood TopGun ETF

42.	IDX Dynamic Innovation ETF

43.	IDX Dynamic Fixed Income ETF

44.	T-Rex 2X Long Apple Daily Target ETF

45.	T-Rex 2X Inverse Apple Daily Target ETF

46.	T-Rex 2X Long Alphabet Daily Target ETF

47.	T-Rex 2X Inverse Alphabet Daily Target ETF

48.	T-Rex 2X Long Microsoft Daily Target ETF

49.	T-Rex 2X Inverse Microsoft Daily Target ETF

50.	SMI 3Fourteen Full-Cycle Trend ETF

51.	Tuttle Capital Congressional Trading ETF

52.	T-Rex 2x Long MARA Daily Target ETF

53.	T-Rex 2x Inverse MARA Daily Target ETF

54.	T-Rex 2x Inverse PLTR Daily Target ETF

55.	T-Rex 2x Long SHOP Daily Target ETF

56.	T-Rex 2x Inverse SHOP Daily Target ETF

57.	T-Rex 2x Inverse AMD Daily Target ETF

58.	T-Rex 2x Long NFLX Daily Target ETF

59.	T-Rex 2x Inverse NFLX Daily Target ETF

60.	T-Rex 2x Inverse BA Daily Target ETF

61.	T-Rex 2x Inverse SNOW Daily Target ETF

62.	T-Rex 2x Long AVGO Daily Target ETF

63.	T-Rex 2x Inverse AVGO Daily Target ETF

64.	T-Rex 2x Long PANW Daily Target ETF

65.	T-Rex 2x Inverse PANW Daily Target ETF

66.	T-Rex 2x Inverse COIN Daily Target ETF

67.	T-Rex 2x Long TSM Daily Target ETF

68.	T-Rex 2x Inverse TSM Daily Target ETF

69.	T-Rex 2x Long SQ Daily Target ETF

70.	T-Rex 2x Inverse SQ Daily Target ETF

71.	T-Rex 2x Long CRCL Daily Target ETF

72.	T-Rex 2x Long MSTR Daily Target ETF

73.	T-Rex 2x Inverse MSTR Daily Target ETF

74.	Brookmont Catastrophic Bond ETF

75.	Tuttle Capital RSP Option Income Strategy ETF

76.	Tuttle Capital KRE Option Income Strategy ETF

77.	Tuttle Capital IYR Option Income Strategy ETF

78.	Tuttle Capital XLU Option Income Strategy ETF

79.	Tuttle Capital XLE Option Income Strategy ETF

80.	Tuttle Capital XHB Option Income Strategy ETF

81.	Tuttle Capital EEM Option Income Strategy ETF

82.	Tuttle Capital EFA Option Income Strategy ETF

83.	Tuttle Capital XLF Option Income Strategy ETF

84.	Tuttle Capital VTV Option Income Strategy ETF

85.	Tuttle Capital IJH Option Income Strategy ETF

86.	Tuttle Capital XLV Option Income Strategy ETF

87.	Tuttle Capital SMH Option Income Strategy ETF

88.	Tuttle Capital XBI Option Income Strategy ETF

89.	Tuttle Capital XLY Option Income Strategy ETF

90.	Opportunistic Trader ETF

91.	AIM Black Founders ETF

92.	Golden Eagle Dynamic Hypergrowth ETF

93.	T-REX 2X Long AVAV Daily Target ETF

94.	T-REX 2X Long AFRM Daily Target ETF

95.	T-REX 2X Long ACHR Daily Target ETF

96.	T-REX 2X Long AUR Daily Target ETF

97.	T-REX 2X Long AXON Daily Target ETF

98.	T-REX 2X Long GOLD Daily Target ETF

99.	T-REX 2X Long BBAI Daily Target ETF

100.	T-REX 2X Long BKNG Daily Target ETF

101.	T-REX 2X Long CVNA Daily Target ETF

102.	T-REX 2X Long CEG Daily Target ETF

103.	T-REX 2X Long DDOG Daily Target ETF

104.	T-REX 2X Long WGS Daily Target ETF

105.	T-REX 2X Long DNA Daily Target ETF

106.	T-REX 2X Long KTOS Daily Target ETF

107.	T-REX 2X Long OKLO Daily Target ETF

108.	T-REX 2X Long QUBT Daily Target ETF

109.	T-REX 2X Long RXRX Daily Target ETF

110.	T-REX 2X Long TEM Daily Target ETF

111.	T-REX 2X Long TTD Daily Target ETF

112.	T-REX 2X Long UPXI Daily Target ETF

113.	T-REX 2X Long UPST Daily Target ETF

114.	T-REX 2X Long SOUN Daily Target ETF

115.	T-REX 2X Long SMLR Daily Target ETF

116.	T-REX 2X Long GLXY Daily Target ETF

117.	T-REX 2X Long DUOL Daily Target ETF

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